Exhibit 21.1
SUBSIDIARIES

Subsidiary		Jurisdiction of Organization
1	Charles River Laboratories, Inc.	Delaware
2	Charles River Laboratories Massachusetts Business Trust	Massachusetts
3	Charles River Laboratories Holdings Limited	United Kingdom (England)
4	Charles River UK Limited	United Kingdom (England)
5	Charles River Laboratories Saint‑Constant S.A.	Quebec, Canada
6	Charles River Holdings LLC	Delaware
7	Ballardvale CV	Netherlands
8	Charles River Nederland BV	Netherlands
9	Charles River Laboratories Holding SAS	France
10	Charles River Laboratories France—C.R.L.F. SAS	France
11	Charles River Laboratories Belgium SPRL	Belgium
12	Charles River Laboratories Espana SA	Spain
13	Charles River Laboratories Japan, Inc.	Japan
14	Charles River Germany Verwaltungs GmbH	Germany
15	Charles River Laboratories Italia Srl	Italy
16	Charles River Germany GmbH & Co. KG	Germany
17	Charles River Laboratories Preclinical Services Poland Sp. Z.o.o.	Poland
18	Charles River Laboratories, Avian Products and Services, Germany GmbH	Germany
19	Charles River Laboratories (Europe) GmbH	Germany
20	Charles River Laboratories Preclinical Services Ireland Limited	Ireland
21	Entomology Europe Limited	Ireland
22	Saothorlanna Bitheolaiocha Idirnaisiunta Teoranta	Ireland
23	Charles River Laboratories Magyarorszag Kft	Hungary
24	Charles River Laboratories, Research Models and Services, Germany GmbH	Germany
25	Charles River Laboratories Luxembourg S.a.r.l.	Luxembourg
26	Charles River Laboratories Group	United Kingdom (Scotland)
27	Charles River Laboratories Holdings Scotland	United Kingdom (England)
28	Charles River Laboratories Preclinical Services Edinburgh Ltd.	United Kingdom (Scotland)
29	Charles River Clinical Services Edinburgh Ltd.	United Kingdom (Scotland)
30	Inveresk Research (Canada) ULC	Nova Scotia, Canada
31	Charles River Laboratories Preclinical Services Montreal, ULC	Nova Scotia, Canada
32	Charles River Laboratories Australia Pty. Ltd.	Australia
33	Zhanjiang A&C Biological Ltd.	China
34	Charles River Laboratories Korea	Korea
35	Charles River Laboratories Asia Holdings Limited	Hong Kong
36	Charles River Laboratories Preclinical Services Hong Kong Limited	Hong Kong
37	Charles River Laboratories Greater China Preclinical Services Shanghai Co. Ltd.	China
38	Charles River Biopharmaceutical Services GmbH	Germany
39	Charles River Discovery and Imaging International, Inc.	Michigan
40	Charles River Discovery and Imaging Services, Inc.	Michigan
41	Charles River Laboratories India Private Limited	India
42	Cerebricon Ltd.	Finland
43	Systems Pathology Company, LLC	Delaware